                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[x]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          AGILE SOFTWARE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                                             Agile Software
                                                               Corporation

[AGILE LOGO APPEARS HERE]                                   One Almaden Blvd.
                                                               12th Floor
                                                           San Jose, CA 95113

                                                          Main: (408) 975-3900
                                                           Fax: (408) 271-4862
                                                      E-Mail: info@agilesoft.com

August 20, 2001

Dear Stockholder:

   Agile's 2001 Annual Meeting of Stockholders will be held on Wednesday, September 26, 2001 at the Hotel De Anza, 233 W. Santa Clara Street, San Jose, California, located at the corner of Santa Clara Street and Almaden Boulevard. We look forward to your attendance either by proxy or in person. The notice of annual meeting, the proxy statement and the proxy card from the Board of Directors are enclosed. The materials provide further information concerning the annual meeting. Stockholders may access the notice of annual meeting and the proxy statement via the Internet at the Web site address indicated on the proxy card. Some of our stockholders will be accessing these materials and voting via the Internet.

   At this year's annual meeting, the stockholders will be asked:

  1. To elect two directors to hold office for a three-year term or until their respective successors are elected or appointed.

  2. To approve an increase in the maximum aggregate number of shares of Common Stock authorized for issuance under the Company's 1995 Stock Option Plan by 4,000,000 shares and to approve the grant limit of 2,500,000 shares per employee per fiscal year.

  3. To consider an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 shares.

  4. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending April 30, 2002.

  5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The Board of Directors recommends that you vote FOR election of the two nominees for directors, FOR the proposal to approve an increase in the number of shares of common stock authorized for issuance under the Company's 1995 Stock Option Plan and grant limit of 2,500,000 shares per employee per fiscal year, FOR the increase in the number of authorized shares of the Company's common stock, and FOR ratification of selection of the independent auditors. Please refer to the proxy statement for detailed information on each of these proposals.

   If you have any further questions concerning the annual meeting, please contact Investor Relations at (408) 975-3900.

                                          Sincerely yours,

                                          /s/ BRYAN D. STOLLE

                                          Bryan D. Stolle
                                          Chairman of the Board

                                                             Agile Software
                                                               Corporation

[AGILE LOGO APPEARS HERE]                                   One Almaden Blvd.
                                                               12th Floor
                                                           San Jose, CA 95113

                                                          Main: (408) 975-3900
                                                           Fax: (408) 271-4862
                                                      E-Mail: info@agilesoft.com

                    Notice of Annual Meeting of Stockholders
                         To be held September 26, 2001
                            10:00 a.m. Pacific Time

Dear Stockholder:

   You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Agile Software Corporation which will be held on Wednesday, September 26, 2001 at 10:00 a.m. Pacific Time at the Hotel De Anza, 233 W. Santa Clara Street, San Jose, California. The annual meeting is being held for the following purposes:

  1. To elect two directors to hold office for a three-year term or until their successors are elected or appointed.

  2. To approve an increase in the maximum aggregate number of shares of Common Stock authorized for issuance under the Company's 1995 Stock Option Plan by 4,000,000 shares and to approve the grant limit of 2,500,000 shares per employee per fiscal year.

  3. To consider an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 shares.

  4. To ratify the selection of the accounting firm of PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending April 30, 2002.

  5. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

   These items are fully discussed in the following pages, which are made part of this notice. Only stockholders of record on the books of the Company at the close of business on August 3, 2001 will be entitled to vote at the annual meeting. For ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection at the offices of the Company, One Almaden Boulevard, San Jose, California, 95113, during ordinary business hours.

   The Company requests that you vote your shares as promptly as possible. You may vote your shares in a number of ways. You may mark your votes, date, sign and return the proxy card. If you have shares registered directly with the Company's transfer agent, Boston EquiServe, you may choose to vote those shares via the Internet at Agile's voting Web site http://www.eproxyvote.com/agil or you may vote telephonically, within the U.S. and Canada only, by calling EquiServe at 1-877-PRX-VOTE, (1-877-779-8683). See "Voting Via the Internet or By Telephone" in the proxy statement for further details.

                                          BY ORDER OF THE BOARD OF DIRECTORS,


                                          /s/ THOMAS P. SHANAHAN

                                          Thomas P. Shanahan
                                          Secretary

San Jose, California
August 20, 2001

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
PROXY STATEMENT...........................................................    1
  Expenses of Solicitation................................................    1
  Voting and Revocability of Proxies......................................    1
  Quorum and Vote Required................................................    1
  Voting by Telephone or Internet.........................................    2
  Record Date and Share Ownership.........................................    2

PROPOSAL 1: ELECTION OF DIRECTORS.........................................    3
  Vote Required and Recommendation of the Board of Directors..............    3

INFORMATION ABOUT AGILE SOFTWARE CORPORATION..............................    4
  Executive Officers and Continuing Directors.............................    4
  Meetings of the Board of Directors......................................    5
  Director Compensation...................................................    6
  Compensation Committee Interlocks and Insider Participation.............    6
  Employment Contracts, Termination of Employment and Change in Control
   Arrangements...........................................................    6

PROPOSAL 2: APPROVAL OF AMENDMENTS TO THE AGILE SOFTWARE 1995 STOCK OPTION
 PLAN.....................................................................    7
  Summary of the Provisions of the 1995 Plan..............................    7
  Summary of United States Federal Income Tax Consequences................   10
  Vote Required and Recommendation of the Board of Directors..............   11

PROPOSAL 3: APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
 INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.................   13
  Background..............................................................   13
  Purpose and Effect of the Amendment.....................................   13
  Vote Required and Recommendation of the Board of Directors..............   14

PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.............   15
  Vote Required and Recommendation of the Board of Directors..............   15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............   16

EXECUTIVE OFFICER COMPENSATION............................................   18
  Summary Compensation Table..............................................   18
  Stock Options Granted in Fiscal 2001....................................   19
  Option Exercises and Fiscal 2001 Year-End Values........................   20
  Certain Relationships and Related Transactions..........................   20

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION............   21

REPORT OF THE AUDIT COMMITTEE.............................................   23

COMPARISON OF STOCKHOLDER RETURN..........................................   24

OTHER MATTERS.............................................................   25
  Section 16(a) Beneficial Ownership Reporting Compliance.................   25
  Financial Statements....................................................   25

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING..............   25

VOTING VIA THE INTERNET OR BY TELEPHONE...................................   26

TRANSACTION OF OTHER BUSINESS.............................................   26

APPENDIX A................................................................  A-1

APPENDIX B................................................................  B-1

VOTING THE PROXY CARD

   If you wish to vote on the paper proxy card instead of via the Internet or by telephone, please complete, sign, date and return the accompanying proxy card promptly in the enclosed addressed envelope. Postage need not be affixed to the envelope if mailed in the United States.

   The immediate return of your proxy will be of great assistance in preparing for the annual meeting and is therefore urgently requested, even if you plan to attend the annual meeting. If you attend the annual meeting and have made arrangements to vote in person, your proxy card will not be used.

VOTING ELECTRONICALLY OR BY TELEPHONE

   Instead of submitting your proxy vote with the paper proxy card, you may be able to vote electronically via the Internet or by telephone. See "Voting Via the Internet or By Telephone" on page 2 and 26 of the proxy statement for further details. Please note that there are separate Internet and telephone voting arrangements, depending upon whether shares are registered in your name or in the name of a broker or bank.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

   The annual meeting will be held on Wednesday, September 26, 2001 at 10:00 a.m. Pacific time at the Hotel De Anza, 233 W. Santa Clara Street, San Jose, California. Signs will direct you to the room where the annual meeting will be held.

If your shares are not registered in your own name and you plan to attend the annual meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a broker's proxy and bring it to the annual meeting in order to vote.

                                                             Agile Software
                                                               Corporation

[AGILE LOGO APPEARS HERE]                                   One Almaden Blvd.
                                                               12th Floor
                                                           San Jose, CA 95113

                                                          Main: (408) 975-3900
                                                           Fax: (408) 271-4862
                                                      E-Mail: info@agilesoft.com

                                PROXY STATEMENT

   The enclosed proxy is solicited by the Board of Directors of Agile Software Corporation, a Delaware corporation ("Agile" or the "Company") for use in voting at the Annual Meeting of Stockholders to be held at Hotel De Anza, San Jose, California, on Wednesday, September 26, 2001, at 10 a.m. Pacific Time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice of annual meeting. The date of this Proxy Statement is August 20, 2001, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

 Expenses of Solicitation

   The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse others to solicit proxies, personally or by telephone, without compensation.

 Voting and Revocability of Proxies

   All valid proxies received before the meeting will be exercised. When proxies are properly dated, executed and returned, the shares they represent will be voted at the annual meeting in accordance with the instructions of the stockholder. If no specific instructions are given on the proxy, the shares represented by proxies will be voted as follows:

  . FOR the election of the nominees for directors set forth herein,

  . FOR the increase in the maximum aggregate number of shares of Common
    Stock authorized for issuance under the Company's 1995 Stock Option Plan by 4,000,000 shares and grant limit of 2,500,000 shares per employee per fiscal year,

  . FOR an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 shares, and

  . FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending April 30, 2002.

   In addition, if other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters. A stockholder giving a proxy has the power to revoke the proxy at any time prior to its exercise by voting in person at the annual meeting, by giving written notice revoking the proxy to the Secretary of the Company prior to the annual meeting or by giving a later dated proxy.

 Quorum and Vote Required

   Each share of the Company's Common Stock outstanding on the record date will be entitled to one vote on all matters to be acted upon at the annual meeting. The Company's Bylaws provide that a majority of all of the shares of the Company's Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes for each proposal other than the election of directors. Broker non-votes are not counted or deemed to be present or represented for purposes of determining whether stockholder approval of a matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the annual meeting.

   A plurality of the votes duly cast is required for the election of directors. A plurality of the votes duly cast means that only affirmative votes will affect the outcome of the election. Therefore, neither abstentions nor broker "non-votes" will have any impact on the election of directors and the two candidates for election as directors at the annual meeting who receive the highest number of affirmative votes will be elected.

   The increase in the number of shares authorized for issuance under the Company's 1995 Stock Option Plan and grant limit of 2,500,000 shares per employee per fiscal year, the increase in the number of authorized shares of the Company's Common Stock and the ratification of the independent auditors for the Company for the current year, each requires the affirmative vote of a majority of the shares of the Company Common Stock present or represented and entitled to vote at the annual meeting. Abstentions are deemed to be "votes cast" and will have the effect of votes in opposition. However, broker "non-votes" are not deemed to be "votes cast." As a result, broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

 Voting by Telephone or Internet

   You may vote your shares in a number of ways. You may mark your votes, date, sign and return the proxy card. If you have shares registered directly with the Company's transfer agent, EquiServe, you may choose to vote those shares via the Internet at Agile's voting Web site http://www.eproxyvote.com/agil or you may vote telephonically, within the U.S. and Canada only, by calling EquiServe at 1-877-PRX-VOTE, (1-877-779-8683). See "Voting Via the Internet or By Telephone" in the proxy statement for further details

 Record Date and Share Ownership

   Only stockholders of record on the books of the Company at the close of business on August 3, 2001 will be entitled to vote at the annual meeting. Presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date is required for a quorum. As of the close of business on August 3, 2001, the Company had 47,754,845 outstanding shares of Common Stock, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Copies of this proxy statement were first released to stockholders on or about August 20, 2001.

                       PROPOSAL 1: ELECTION OF DIRECTORS

   The Company has a classified Board of Directors currently consisting of one Class I director (Mr. Klaus-Dieter Laidig) who will serve until the annual meeting of stockholders to be held in 2003, two Class II directors (Ms. Nancy Schoendorf and Mr. James Patterson), who will serve until the annual meeting of stockholders to be held in 2001, and two Class III directors (Mr. Bryan Stolle and Mr. Thomas Shanahan), who will serve until the annual meetings of stockholders to be held in 2002, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting dates.

   The term of the Class II directors will expire on the date of the upcoming annual meeting. Accordingly, two persons are to be elected to serve as Class II directors of the Board of Directors at the meeting. Management's nominees for election by the stockholders to those positions are the current Class II members of the Board of Directors: Ms. Nancy Schoendorf and Mr. James Patterson. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders to be held in 2004 and until their successors are elected and qualified. The current directors have been nominated for election to the Board of Directors. If any of the nominees is unable or unwilling to serve as a nominee for the office of director at the time of the annual meeting, the proxies may be voted for substitute nominees who shall be designated by the proxy holders or by the present Board of Directors to fill such vacancy. The Board of Directors has no reason to believe the foregoing nominees will be unwilling or unable to serve if elected as directors.

Vote Required and Recommendation of the Board of Directors

   If a quorum is present and voting, the two nominees for Class II directors receiving the highest number of votes will be elected as Class II directors, whether or not such affirmative votes constitute a majority of the shares voted.

Unless marked otherwise, proxies received will be voted FOR election of the nominees named below. The Board of Directors recommends a vote "FOR" the election of the nominees listed below.

                                                                       Director
      Name                               Position With the Company Age  Since
      ----                               ------------------------- --- --------

      Class II directors nominated for election at the 2001 Annual Meeting of
      Stockholders:

      Nancy Schoendorf..................         Director           47   1995
      James L. Patterson................         Director           63   1996

   Nancy J. Schoendorf has served as a director of the Company since 1995. Ms. Schoendorf has been a general partner of Mohr, Davidow Ventures, a venture capital firm, since 1994, and a Managing Partner since 1997. Prior to joining Mohr, Davidow Ventures, Ms. Schoendorf spent 17 years in the computer industry including management positions with Hewlett-Packard, Software Publishing Corporation and Sun Microsystems. Ms. Schoendorf currently serves as a director of Onvia.com, Inc. and several privately-held companies. Ms. Schoendorf received a B.S. in Computer Science from Iowa State University and an M.B.A. from Santa Clara University.

   James L. Patterson has served as a director of the Company since 1996. Mr. Patterson has been an independent consultant since 1987. Mr. Patterson currently serves as a director of Latitude Communications, Inc., a provider of integrated voice and data conferencing solutions, and several privately held companies. Mr. Patterson received a B.S. in Electrical Engineering from the University of Colorado.

   Except as noted above, the nominees have been engaged in the principal occupations set forth above during the past five years. There are no family relationships among any directors or executive officers of the Company.

   Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

                  INFORMATION ABOUT AGILE SOFTWARE CORPORATION

Executive Officers and Continuing Directors

   This section sets forth information concerning the age and background for the Company's executive officers and current directors whose terms are continuing and excludes information about the Class II nominees to be elected at this meeting, which is set forth above.

                                                                         Officer/Director
      Name                           Position With the Company       Age      Since
      ----                           -------------------------       --- ----------------

      Class I director whose term expires at the 2004 Annual Meeting of Stockholders:

      Klaus-Dieter Laidig..... Director                               59       1998

      Class III directors whose terms expire at the 2002 Annual Meeting of Stockholders:

      Bryan D. Stolle......... Director, Chairman of the Board,
                               Chief Executive Officer and
                               President                              43       1995

      Thomas P. Shanahan...... Director, Executive Vice President,
                               Chief Financial Officer and Secretary  55       1995

      Additional Executive Officers

      D. Kenneth Coulter...... Senior Vice President, World-Wide
                               Field Operations                       56       1999

      David Hartzband......... Chief Technology Officer               46       2000

      William R. Jamaca....... Vice President, Customer Services      43       2000

      Gregory G. Schott....... Senior Vice President, Marketing and
                               Corporate Development                  37       1999

   Klaus-Dieter Laidig has been a director of Agile since 1998. Since 1998, he has served as a management consultant with Laidig Business Consulting GmbH. From 1984 to 1997, he served as General Manager of Hewlett Packard GmbH. Mr. Laidig currently serves as a director of Latitude Communications, Inc., SAP AG, an international developer and supplier of integrated business application software, Knorr Capital Partner AG, Varetis AG and several privately held companies. Mr. Laidig received an M.B.A. from the Pforzheim University of Applied Sciences in Germany.

   Bryan D. Stolle is a co-founder of the Company and has served as its President and Chief Executive Officer and a member of the Board of Directors since its inception in March 1995. From 1987 to 1994, Mr. Stolle served as Director of Product and Strategic Marketing at Sherpa Corporation, a developer of enterprise product data management software. From 1983 to 1987, Mr. Stolle served as Marketing Officer at Rexcom Systems, a software company co-founded by Mr. Stolle. Mr. Stolle received a B.A. in Business Administration and an M.B.A. from the University of Texas at Austin.

   Thomas P. Shanahan is a co-founder of the Company and has been a member of its Board of Directors since its inception. Since November 1997, Mr. Shanahan has served as the Company's Executive Vice President and Chief Financial Officer. From 1994 to 1997, Mr. Shanahan served as Vice President and Chief Financial Officer of Digital Generation Systems, Inc., a provider of digital distribution systems to the broadcast advertising industry. From 1993 to 1994, Mr. Shanahan served as Chief Financial Officer of Sherpa Corporation. Mr. Shanahan received a B.A. in Economics from Stanford University and an M.B.A. from Harvard University.

   D. Kenneth Coulter has served as Agile's Senior Vice President of Worldwide Field Operations since August 1999. From 1998 to 1999, Mr. Coulter served as President and Senior Vice President, Worldwide Sales, at TriStrata, Inc., a provider of network security software. From 1997 to 1998, Mr. Coulter served as Senior Vice President, Worldwide Sales, at Memco Software, a provider of network security software. From 1988 to 1997, Mr. Coulter served in various positions culminating in Executive Vice President, Worldwide Operations, at Informix Software, a provider of database software.

   David J. Hartzband has served as Agile's Chief Technology Officer since November 2000. From 1999 to 2000, Mr. Hartzband served as Vice President and Chief Technology Officer of Upstream Consulting and from 1996 to 1999, Mr. Hartzband served as Chief Technologist of Riverton Software Corp. Mr. Hartzband served as Consulting Engineer and Technical Director of Digital Equipment Corp from 1983 to 1995. Mr. Hartzband received a B.S. in Zoology and Philosophy from Syracuse University and an M.S. in Quantitative Methods from Ohio University.

   William R. Jamaca has served as Agile's Vice President of Customer Services since February 2000. From 1999 to 2000, Mr. Jamaca served as Chief Information Officer for the NetCare Professional Services Division of Lucent Technologies. From 1998 to 2000, Mr. Jamaca served as Vice President of Service Development of Ascend Communications. From 1985 to 1998, Mr. Jamaca served in various positions culminating in Director, Support Planning, Worldwide Customer Support of Tandem Computers.

   Gregory G. Schott has served as Agile's Vice President of Business Development since June 1999. From 1997 to 1999, Mr. Schott served as Vice President of Marketing at Digital Generation Systems, Inc., a provider of digital distribution systems to the broadcast advertising industry. From 1996 to 1997, Mr. Schott served as Vice President of Operations, from 1995 to 1996 as Director of Business Development and from 1994 to 1995 as Director of Operations, all at Digital Generation Systems. From 1991 to 1994, Mr. Schott served as a management consultant at The Boston Consulting Group. Mr. Schott received a B.S. in Mechanical Engineering from North Carolina State University and an M.B.A. from Stanford University.

Meetings of the Board of Directors

   The Board of Directors held fifteen meetings during the fiscal year ended April 30, 2001. Each director is expected to attend each meeting of the Board and those committees on which he or she serves. In addition to meetings, the Board and its committees review and act upon matters through written consent procedures. No director attended less than 75% of all the meeting of the Board and those committees on which he or she served during the fiscal year ended April 30, 2001.

   The Corporation currently has standing Audit and Compensation Committees of the Board of Directors. Each of these committees has a written charter that has been approved by the Board. During the fiscal year ended April 30, 2001, the Audit Committee of the Board held four meetings and the Compensation Committee of the Board held three meetings. The Company has no standing nominating committee of the Board. The Company does not have a nominating committee or a committee performing the functions of a nominating committee.

   Audit Committee. The Board of Directors has an Audit Committee currently consisting of Mr. Laidig, Mr. Patterson and Ms. Schoendorf. Ms. Schoendorf was appointed a member of the Audit Committee as of June 14, 2001; accordingly, during the fiscal year ended April 30, 2001, the Audit Committee consisted of Mr Laidig and Mr. Patterson. The Audit Committee reviews with our independent accountants the scope and timing of their audit services and any other services that they are asked to perform, the independent accountants' report on our consolidated financial statements following completion of their audit, and our policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee makes annual recommendations to our Board of Directors for the appointment of independent accountants for the ensuing year.

   Compensation Committee. The Board of Directors has a Compensation Committee consisting of Mr. Patterson and Ms. Schoendorf. The Compensation Committee reviews and determines the salary and bonus criteria of and stock option grants to all executive officers and administers our employee benefit plans. For additional information about the Compensation Committee, see "Report of the Compensation Committee on Executive Compensation," and "Executive Compensation and Other Matters" below.

Director Compensation

   Our directors do not receive any cash compensation for their services as directors but are reimbursed for their reasonable travel expenses in attending meetings of the Board of Directors. Our directors are eligible to participate in our 1995 Stock Option Plan, and employee-directors are able to participate in our 1999 Employee Stock Purchase Plan.

Compensation Committee Interlocks and Insider Participation

   No interlocking relationship exists between any member of our Board of Directors or our Compensation Committee and any member of the Board of Directors or Compensation Committee of any other company, and no such relationship has existed in the past.

Employment Contracts, Termination of Employment and Change in Control
Arrangements

   Options granted to employees of the Company, including our executive officers, under our 1995 Stock Option Plan and our 2000 Nonstatutory Stock Option Plan provide for 18 months of acceleration of vesting of all unvested options upon a change-in-control event in which such employee is terminated or constructively dismissed within 18 months after the change in control, as defined under the respective option plan. See "Approval of Amendment to the Agile Software Corporation 1995 Stock Option Plan--Summary of the Provisions of the 1995 Stock Option Plan," for further discussion of the terms of the 1995 Stock Option Plan. All options so accelerated remain exercisable for the earlier of the term of the option or one year after the effective date of the involuntary termination.

      PROPOSAL 2: APPROVAL OF AMENDMENT TO THE AGILE SOFTWARE CORPORATION
                             1995 STOCK OPTION PLAN

   The Agile Software Corporation 1995 Stock Option Plan was adopted by the Board of Directors in May 1995 and was approved by the stockholders of the Company in January 1996. The 1995 Plan provides for a maximum share reserve of 10,750,000 shares, and this "fixed" reserve is automatically increased each May 1 by the lesser of 1 million shares or 5% of the total number of issued and outstanding shares of the Company's Common Stock on the preceding April 30. The first automatic increase of 1,000,000 shares occurred on May 1, 2000 and a second increase of 1,000,000 shares occurred on May 1, 2001, and so the 1995 Plan's share reserve was increased by a total of 2,000,000 shares, to a total of 12,750,000 shares. The Board of Directors believes the availability of additional options to purchase Common Stock is necessary to enable the Company to continue to provide its employees, consultants, and non-employee directors with equity ownership as an incentive to contribute to the Company's success. Thus, in July 2001, the Board of Directors amended the 1995 Plan, subject to stockholder approval, to increase the 1995 Plan's share reserve by 4,000,000 shares, to a total of 16,750,000, which amount will continue to be automatically increased on each future May 1 as described herein.

   The Internal Revenue Code of 1986 limits the amount of compensation paid to a corporation's chief executive officer and four other most highly compensated officers that the corporation may deduct as an expense for federal income tax purposes. To enable the Company to continue to deduct in full all amounts of ordinary income recognized by its executive officers in connection with options granted under the 1995 Plan, the Board of Directors has amended the 1995 Plan, subject to stockholder approval, to limit to 2,500,000 the maximum number of shares for which options may be granted to any employee in any fiscal year. However, the Company's stock option grants typically do not approach this limit.

   The stockholders are now being asked to approve the amendment of the 1995 Plan to increase the aggregate number of shares of Common Stock issuable under the 1995 Plan by 4,000,000 shares, from 12,750,000 to 16,750,000, which reserve will continue to be increased automatically on each May 1, as described herein. The Board of Directors believes that the availability of an adequate stock option program is an important factor in attracting and retaining qualified officers, employees, non-employee directors and consultants essential to the success of the Company and in aligning their long-term interests with those of the stockholders. The proposed increase in the share reserve is necessitated by the Company's anticipated future growth and need to provide additional long-term performance incentives to current employees.

   Additionally, stockholders are being asked to approve the establishment of the grant limit. The Board of Directors believes that approval of this amendment is in the best interests of the Company and our stockholders because it will allow the Company to continue to deduct compensation related to options granted under the 1995 Plan for federal income tax purposes.

Summary of the Provisions of the 1995 Plan

   The following summary of the 1995 Plan is qualified in its entirety by the specific language of the 1995 Plan, a copy of which is available to any stockholder upon request, and is attached hereto as Appendix B.

   General. The purpose of the 1995 Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward the Company's employees, consultants and non-employee directors and by motivating such persons to contribute to the Company's growth and profitability. The 1995 Plan provides for the grant to employees of incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the grant of nonstatutory stock options and direct stock issuances to employees, non-employee directors and consultants.

   Shares Subject to Plan. The stockholders have previously authorized the reservation of an aggregate of 12,750,000 shares, cumulatively increased on the first day of each fiscal year of the Company which begins on or after May 1, 2000 by an amount equal to the lesser of (a) one million shares, (b) five percent of the number of shares of Common Stock issued and outstanding on the last day of the immediately preceding fiscal year, or (c) a lesser amount of shares determined by the Board of Directors, which shall consist of authorized but unissued shares of Common Stock for issuance under the 1995 Plan. The 1995 Plan permits the issuance of reacquired shares as well as previously unissued shares. As of July 31, 2001, options to purchase 6,110,567 shares of Common Stock granted pursuant to the 1995 Plan had been exercised, there were 5,068,042 options outstanding, and there were 1,571,391 shares of Common Stock available for future grants under the 1995 Plan, without taking the proposed increase into account. The Company also maintains the 2000 Nonstatutory Stock Option Plan, which provides for a maximum share reserve of 14,500,000 shares, and as of July 31, 2001, options to purchase 164,442 shares of Common Stock granted pursuant to the 2000 Plan had been exercised, there were 10,529,876 options outstanding, and there were 3,805,682 shares of Common Stock available for future grants under the 2000 Plan. Of the outstanding options under each stock option plan, options to purchase 1,624,911 shares under the 1995 Plan and options to purchase 8,304,347 shares under the 2000 Plan had exercise prices below the closing sale price of our Common Stock on the Nasdaq National Market on July 31, 2001.

   Appropriate adjustments will be made to the shares subject to the 1995 Plan and to outstanding awards upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company. To the extent that any outstanding option under the 1995 Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option or pursuant to a stock issuance are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares are returned to the 1995 Plan and become available for future grant.

   Administration. The 1995 Plan will be administered by the Board of Directors or a duly appointed committee of the Board. Subject to the provisions of the 1995 Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to the Company upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. With respect to the participation of individuals whose transactions in the Company's equity securities are subject to Section 16 of the Securities and Exchange Act of 1934, the 1995 Plan must be administered in compliance with the requirements, if any, of Rule 16b-3 under the Exchange Act. The Board may amend, modify, extend, cancel, renew, or grant a new option in substitution for, any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option, including with respect to the period following an optionee's termination of service with the Company. The 1995 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the plan. The Board will interpret the 1995 Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the 1995 Plan or any option.

   Eligibility. Options may be granted under the 1995 Plan to employees, consultants and non-employee directors of the Company or of any present or future parent or subsidiary corporations of the Company. Prospective employees, prospective consultants and prospective non-employee directors may also receive grants under the 1995 Plan in connection with written offers of employment or engagement, provided that such options may not become exercisable prior to the individual's commencement of service. While any person eligible under the 1995 Plan may be granted a nonstatutory option or receive a direct stock issuance, only employees may be granted incentive stock options. In order to preserve the Company's ability to deduct compensation related to options granted under the 1995 Plan, the Board has amended the 1995 Plan, subject to stockholder approval, to provide that no employee may be granted options for more than 2,500,000 shares during any fiscal year. As of July 31, 2001, the Company had approximately 490 employees, including 6 executive officers, three non-executive directors as well as consultants, who would be eligible to receive a grant under the 1995 Plan.

   Terms and Conditions of Options. Each option granted under the 1995 Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 1995 Plan. The exercise price of each incentive stock option may not be less than the fair market value of a share of the Common Stock on the date of grant. The 1995 Plan provides that any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant as required under
Section 422 of the Code. As of July 31, 2001, the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, was $12.04 per share.

   Under the 1995 Plan, the option exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of an assignment of the proceeds with respect to some or all of the shares acquired upon the exercise of the option, by payment with a promissory note, and by payment of the exercise price with any other lawful consideration approved by the Board, or by any combination of these. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised until the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option.

   Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. Generally, options granted under the 1995 Plan become exercisable in installments over a period of time specified by the Board at the time of grant, subject to the optionee's continued service with the Company. The 1995 Plan provides that the maximum term of an incentive stock option is ten years unless granted to a holder of 10% of our total combined voting power, in which case the maximum term is five years. The 1995 Plan does not limit the term of a nonstatutory stock option. An option generally will remain exercisable for three months following the optionee's termination of service, provided that if termination results from the optionee's death or disability, the option generally will remain exercisable for 12 months following the optionee's termination of service. However, if the optionee is terminated for misconduct, the option will not be exercisable after the termination date. In any event the option must be exercised no later than its expiration date. The Board, in its discretion, may provide for longer or shorter post-service exercise periods in particular instances.

   Options are generally nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. However, a nonstatutory stock option may be assignable or transferable to the extent permitted by the Board and set forth in the option agreement.

   Stock Issuance Program. Shares of Common Stock may be issued under the Stock Issuance Program for such valid consideration as the Board deems appropriate, including cash and a promissory note. The shares may also be issued for past services rendered without any cash outlay required of the recipient. The Board will have complete discretion under the program to determine which eligible individuals are to receive such stock issuances, the time or times when those issuances are to be made, the number of shares subject to each such issuance and the vesting schedule, if any, to be in effect for the stock issuance. The stock issuance, at the discretion of the Board, may be issued for 100% of the fair market value of such shares, but in no event less than 85% of such fair market value. Additionally, the Board will have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program. As of July 31, 2001, the Company has not issued any shares under the Stock Issuance Program.

   Corporate Transaction. The 1995 Plan provides that in the event of a "Change in Control," the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Company's rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation's stock. If the acquiring corporation elects not to assume or substitute for options outstanding under the 1995 Plan, any unvested or unexercisable portion of the outstanding options will become immediately exercisable and vested in full prior to such Change in Control. To the extent that the outstanding options are not assumed, replaced or exercised prior to the Change in Control, they will terminate. In addition, if the acquiring corporation assumes or substitutes for outstanding options, an option will become exercisable and shall be credited with an additional 18 months of vesting if the optionee's service is terminated after the Change in Control (other than for cause) or the optionee resigns for "good reason" within 18 months following the Change in Control.

   For purposes of the 1995 Plan, a "Change in Control" means (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company's voting stock, (ii) a merger or consolidation in which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company wherein, upon any such event, the stockholders of the Company immediately before such event do not retain immediately after such event direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred.

   Termination or Amendment. The 1995 Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the 1995 Plan have been issued and all restrictions on such shares under the terms of the Plan and the option agreements have lapsed, provided that all incentive stock options must be granted within ten years of May 7, 1995, the date on which the Board approved the 1995 Plan. The Board may terminate or amend the 1995 Plan at any time. However, without stockholder approval, the Board may not amend the 1995 Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law, regulation or rule. No termination or amendment may adversely affect an outstanding option or shares acquired pursuant to a stock issuance without the consent of the optionee, unless the amendment is required to preserve an option's status as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

   Plan benefits. During the year ended April 30, 2001, (i) Messrs. Stolle, Coulter, Schott, Jamaca, and Ms. Schrader, the named executive officers of the Company, were granted options to purchase 800,000 shares, 100,000 shares, 120,000 shares, 100,000 shares, and no shares respectively; (ii) all current executive officers as a group were granted options to purchase an aggregate of 1,555,000 shares; and (iii) all current employees, including officers who are not executive officers, as a group were granted options to purchase an aggregate of 445,625 shares. During the year ended April 30, 2001, no options were granted under the 1995 Plan to any directors who were not executive officers or to any associate of any director, executive officer or Board nominee of the Company, and no person was granted 5% or more of the total amount of options granted under the 1995 Plan during that year other than Bryan Stolle.

Summary of United States Federal Income Tax Consequences

   The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 1995 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

   Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

   The difference between the option exercise price and the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) of an incentive stock option is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

   Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company's right to repurchase them at the original exercise price upon the optionee's termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

   Stock Issuances. The tax principles applicable to direct stock issuances under the 1995 Plan will be substantially the same as those summarized above for the exercise of nonstatutory stock option grants.

Vote Required and Recommendation of the Board of Directors

   The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting of stockholders at which a quorum representing a majority of all outstanding shares of our Common Stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes each will be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

   The Board believes that the proposed amendments to the 1995 Plan to increase the number of shares of Common Stock reserved for issuance by 4,000,000 shares, from 12,750,000 to 16,750,000 and to approve the grant limit of 2,500,000 shares per employee per fiscal year, as described above, are in the best interests of the Company and the stockholders for the reasons stated above. Therefore, the Board of Directors unanimously recommends a vote "FOR" the proposal to amend the 1995 Plan and approve the increase in the share reserve to 16,750,000 and a grant limit of 2,500,000 shares per employee per fiscal year. A copy of the 1995 Plan is attached hereto as Appendix B.

    PROPOSAL 3: APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Background

   Under Delaware law, the Company may only issue shares of Common Stock to the extent such shares have been authorized for issuance under the Company's Certificate of Incorporation. The Certificate of Incorporation currently authorizes the issuance by the Company of up to 100,000,000 shares of Common Stock, $0.001 par value. However, as of July 31, 2001, 47,754,845 shares of the Company's Common Stock were issued and outstanding, an aggregate of 15,647,918 shares were subject to outstanding warrants and options granted under our stock option plans, and 8,040,125 shares remained available for grant under our stock option plans and employee stock purchase plan. Therefore, we are left with 28,557,112 shares of Common Stock unissued and unreserved. If the Company's stockholders approve Proposal No. 2 regarding an increase in the maximum number of shares issuable under the Company's 1995 Option Plan, only 24,557,112 shares of Common Stock will remain unissued and unreserved. In order to ensure sufficient shares of Common Stock will be available by the Company, the Board of Directors on July 30, 2001, approved, subject to stockholder approval, amending the Company's Certificate of Incorporation to increase the number of shares of such Common Stock authorized for issuance from 100,000,000 to 200,000,000.

Purpose and Effect of the Amendment

   The principal purpose of the proposed amendment to the Certificate of Incorporation is to authorize additional shares of Common Stock which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock dividends or stock splits, to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, provide equity incentives to employees and officers, or other corporate purposes. The Board of Directors has no current intention to split the outstanding Common Stock by declaring a stock dividend, and the declaration and payment of such a stock dividend by the Board would be contingent upon several factors, including the market price of the Company's stock, the Company's expectations about future performance, and the Company's beliefs about general stock market trends. The availability of additional shares of Common Stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of Common Stock. The Board of Directors has no present agreement, arrangement or intention to issue any of the shares for which approval is sought. If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law.

   The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

   The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

   The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

   If the proposed amendment is approved by the stockholders, Article FOURTH of the Company's Amended and Restated Certificate of Incorporation will be amended to read as follows:

    A. The Corporation is authorized to issue a total of 210,000,000 shares of stock in two classes designated respectively "Preferred Stock" and "Common Stock." The total number of shares of all series of Preferred Stock that the Corporation shall have the authority to issue is 10,000,000 and the total number of shares of Common Stock that the Corporation shall have the authority to issue is 200,000,000. All of the authorized shares shall have a par value of $0.001.

   The additional shares of Common Stock to be authorized pursuant to the proposed amendment will have a par value of $0.001 per share and be of the same class of Common Stock as is currently authorized under the Certificate of Incorporation. The Company does not have any current intentions, plans, arrangements, commitments or understandings to issue any shares of its capital stock except in connection with its existing stock option and purchase plans and as stock dividends to holders of outstanding stock.

Vote Required and Recommendation of the Board of Directors

   The affirmative vote of a majority of the shares of outstanding Common Stock is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on this proposal.

   The Board of Directors unanimously recommends that the stockholders vote FOR approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 shares.

         PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   PricewaterhouseCoopers LLP has been the Company's independent auditors since its incorporation in 1995 and at the recommendation of the Audit Committee of the Board of Directors have been selected by the Board of Directors as the Company's independent auditors for the fiscal year ending April 30, 2002. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting thereon, management will review its future selection of auditors.

   A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the stockholders.

   Audit services of PricewaterhouseCoopers LLP for fiscal year 2001 included the examination of the consolidated financial statements of the Company and services related to filings made with the Securities and Exchange Commission, as well as certain services relating to the consolidated quarterly reports and annual and other periodic reports at international locations.

   The following table sets forth the aggregate fees billed to the Company for the fiscal year ended April 30, 2001 by PricewaterhouseCoopers LLP:

      Audit Fees....................................................... $200,000
      All Other Fees................................................... $180,000

   Other fees include fees payable for tax consulting work as well as fees incurred in connection with corporate activities.

   Representatives of PricewaterhouseCoopers LLP normally attend each meeting of the Audit Committee of the Board. The Audit Committee on an annual basis reviews audit and non-audit services performed by PricewaterhouseCoopers LLP for the preceding year as well as the fees charged by PricewaterhouseCoopers LLP for such services. Non-audit services are approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors' independence.

Vote Required and Recommendation of the Board of Directors

   Although stockholder approval is not required for the appointment of PricewaterhouseCoopers LLP since the Board of Directors has the responsibility for selecting auditors, the Board of Directors has conditioned its appointment of the Company's independent auditors upon the receipt of the affirmative vote of a majority of the votes duly cast at the Annual Meeting. In the event that the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the Board of Directors will reconsider its selection.

The Board of Directors recommends a vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending April 30, 2002. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted for ratification of the appointment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following sets forth information regarding ownership of the Company's outstanding Common Stock as of July 31, 2001 by (i) each stockholder known by the Company to be the beneficial owners of more than 5% of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each person named in the table has sole voting and sole investment powers with respect to all shares of Common Stock shown as beneficially owned by them. Applicable percentage ownership in the table is based on 47,754,845 shares of Common Stock outstanding as of July 31, 2001. Of the total shares outstanding, 703,644 shares are subject to the Company's right of repurchase. Beneficial ownership is determined under the rules and regulations of the Securities and Exchange Commission. Shares of Common Stock subject to options or warrants that are presently exercisable or exercisable within 60 days of July 31, 2001 are deemed outstanding for the purpose of computing the percentage ownership of the person or entity holding options or warrants, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. Entries denoted by an asterisk represent an amount less than 1%.

                                                      Amount and
                                                      Nature of    Percent of
                                                      Beneficial  Common Stock
Name of Beneficial Owner(1)                           Ownership  Outstanding(2)
---------------------------                           ---------- --------------
5% Stockholders
Entities Affiliated with Mohr, Davidow Ventures(3)..   3,845,270       8.1%
Entities Affiliated with Putnam Investment
 Management, Inc.(4)................................   3,208,125       6.7%
Directors and Executive Officers
Nancy J Schoendorf(3)...............................   3,845,270       8.1%
Bryan D. Stolle(5)..................................   1,534,372       3.2%
Thomas P. Shanahan(6)...............................     468,332         *
D. Kenneth Coulter(7)...............................     418,262         *
Carol B. Schrader(8)................................     307,059         *
Gregory G. Schott(9)................................     182,449         *
James L. Patterson(10)..............................     130,654         *
William R. Jamaca(11)...............................      74,470         *
Klaus Dieter Laidig(12).............................      61,667         *
Directors and executive officers as a group (10
 persons)(13).......................................  11,009,461      22.4%

--------
*  Less than 1%.
(1) The persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of each of the named individuals is c/o Agile Software Corporation, One Almaden Blvd., San Jose, CA 95113.
(2) Calculated on the basis of 47,754,845 shares of Common Stock outstanding as of July 31, 2001, except that shares of Common Stock underlying options exercisable within 60 days following July 31, 2001 are deemed outstanding for purposes of calculating the beneficial ownership of Common Stock of the holders of such options.
(3) Includes 3,517,498 shares held by Mohr, Davidow Ventures IV, L.P., 327,772 shares held by Ms. Schoendorf, a director of Agile and a general partner of Mohr, Davidow Ventures. Fourth MDV Partners, LLC is the general partner of Mohr, Davidow Ventures IV, L.P. and may be deemed to have sole voting power over such shares. Ms. Schoendorf is a member of Fourth MDV Partners, LLC and may be deemed to have shared voting power over the shares held by Mohr, Davidow Ventures IV, L.P. Ms. Schoendorf disclaims all beneficial ownership of shares held by Mohr, Davidow Ventures IV, L.P., except to the extent of her proportionate partnership interest therein. The address for Mohr, Davidow Ventures is 2775 Sand Hill Road, Building 1, Suite 240, Menlo Park, CA 94025.
(4) Based on a Schedule 13G filed by Putnam Investments, LLC ("PI") with the Securities and Exchange Commission on April 10, 2001. Includes 3,086,440 shares held by Putnam Investment Management, LLC, and 121,685 shares held by Putnam Advisory Company, LLC. PI, a wholly owned subsidiary of Marsh & McLennan Companies, Inc. (M&MC), wholly owns Putnam Investment Management, LLC, the investment advisor to PI's mutual funds, and Putnam Advisory Company, LLC, the investment advisor to PI's institutional clients. Both Putnam subsidiaries have dispository power over the shares as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund, and the Putnam Advisory Company, LLC has shared voting power over the shares held by the institutional clients. PI and M&MC disclaim beneficial ownership of and dispositive and voting power over such securities. The address of Putnam Investments, LLC is One Post Office Square, Boston, Massachusetts 02109.
(5) Includes 20,000 shares held by Bryan D. Stolle as Custodian for Jacob N. Stolle under UCAUTMA, 20,000 shares held by Bryan D. Stolle as Custodian for Wilson E. Stolle under UCAUTMA, 345,000 shares held by Deborah Stolle and Bryan Stolle, trustees of the Bryan Stolle Family Trust, 2,000 shares held by Bryan D. Stolle as Custodian for Caroline Stolle under UCAUTMA, 2,000 shares held by Bryan D. Stolle as Custodian for Michael Pettit under UCAUTMA and 2,000 shares held by Bryan D. Stolle as Custodian for Jonathan Pavlicek under UCAUTMA. Also includes 357,104 shares subject to options that are exercisable within 60 days following July 31, 2001.
(6) Includes 57,751 shares subject to a right of repurchase in favor of Agile which lapses over time. Also includes 15,000 shares held by Robert M. Smelick as Custodian for Thomas A. Shanahan, 15,000 shares held by Robert
    M. Smelick as Custodian for Kelly J. Shanahan, 15,000 shares held by
    Robert M. Smelick as Custodian for Patrick L. Shanahan, 10,000 shares held by the Thomas Alan Shanahan Trust, 10,000 shares held by the Kelly Jean Shanahan Trust, 10,000 shares held by the Patrick Lee Shanahan Trust, and 301,499 shares held by Thomas P. Shanahan and Robyn Lynn Shanahan,
    Trustees of the Shanahan Family Trust u/d/t dated April 15, 1997. Also includes 91,833 shares subject to options within 60 days following July
    31, 2001.
(7) Includes 413,888 shares subject to options exercisable within 60 days following July 31, 2001.
(8) Includes 46,338 shares subject to a right of repurchase in favor of Agile which lapses over time, 33,884 of which shares are held by Carol Schrader and 12,454 of which shares are held by her husband Eric Schrader. Also includes 166,324 shares subject to options exercisable within 60 days following July 31, 2001, 127,708 of which shares are held by Carol
    Schrader and 38,616 of which shares are held by Eric Schrader. Ms.
    Schrader resigned from Agile as of July 31, 2001.
(9) Includes 5,834 shares subject to a right of repurchase in favor of Agile which lapses over time. Also includes 162,721 shares subject to options exercisable within 60 days following July 31, 2001.
(10) Includes 29,632 shares held by The Patterson Grandchildren's Trust, of which James L. Patterson is trustee, and 76,022 shares held by The Patterson Family Trust, of which James L. Patterson is trustee. Also includes 25,000 shares subject to options exercisable within 60 days following July 31, 2001.
(11) Represents shares subject to options exercisable within 60 days following, July 31, 2001.
(12) Includes 51,667 shares subject to a right of repurchase in favor of Agile which lapses over time.
(13) Includes 1,357,311 shares subject to options exercisable within 60 days following July 31, 2001. Also includes 307,059 shares held by Carol and Eric Schrader, including 46,338 shares subject to right of repurchase and 166,324 shares subject to options exercisable within 60 days following July 31, 2001, beneficially owned by Carol and Eric Schrader; Ms.
     Schrader resigned from Agile as of July 31, 2001.

                         EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

   The following table presents information for the fiscal years ended April 30, 1999, 2000, and 2001 regarding the compensation paid to our chief executive officer and each of our four most highly compensated executive officers.

                                           Annual Compensation         Long Term
                                         ------------------------     Compensation
                                         Fiscal                    Awards/ Securities  All Other
Name and Principal Position               Year   Salary  Bonus(1)  Underlying Options Compensation
---------------------------              ------ -------- --------  ------------------ ------------
Bryan Stolle..........................    2001  $180,000 $150,000       $800,000           --
 Chairman and Chief Executive Officer     2000   185,219  150,000        158,100           --
                                          1999   159,997   60,000        250,000           --


D. Kenneth Coulter (2)................    2001   175,000  267,505        100,000           --
 Senior Vice President, Worldwide         2000   160,833   47,500        500,000           --
 Field Operations                         1999        --       --             --           --


Gregory G. Schott (3).................    2001   175,000   81,250        120,000           --
 Senior Vice President, Marketing and     2000   109,579   35,000        200,000           --
 Corporate Development                    1999        --       --             --           --


William R. Jamaca (4).................    2001   173,504   79,600        100,000           --
 Vice President of Support and Hosting    2000   111,168   58,700        200,000           --
                                          1999        --       --             --           --


Carol B. Schrader (5).................    2001   175,000   64,063             --           --
 Vice President, Marketing                2000   124,583   42,280        170,000           --
                                          1999   114,000   19,000         64,000           --

--------
(1) Bonuses are based on performance or achievement of goals. Included herein are bonuses accrued for the fiscal year but not paid until after fiscal year end. See "Report of the Compensation Committee on Executive Compensation."
(2) Mr. Coulter joined Agile in May 1999.
(3) Mr. Schott joined Agile in May 1999.
(4) Mr. Jamaca joined Agile in February 2000.
(5) Ms. Schrader served as Vice President, Marketing of the Company until July 31, 2001, when she resigned from the Company.

Stock Options Granted in Fiscal 2001

   The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended April 30, 2001, to the persons named in the Summary Compensation Table. Except as otherwise noted, these options vest over a five year period from the date of grant, with 20% vesting after one year and the remaining vesting 1/60 per month over the remaining four years. Vesting of the option shares will fully accelerate upon a change in our control and involuntary termination of the employee's services during the subsequent 18 months.

                        Individual Grants in Fiscal 2001

                                                                                      Potential Realizable
                                                                                        Value at Assumed
                                              Percent of                             Annual Rates of Stock
                             Number of      Total Options                            Price Appreciation for
                             Securities       Granted to                                 Option Term(5)
                             Underlying      Employees in  Exercise Price Expiration ----------------------
Name                     Options Granted(1) Fiscal 2001(2)  ($/share)(3)    Date(4)      5%         10%
----                     ------------------ -------------- -------------- ---------- ---------- -----------
Bryan D. Stolle(6)......      800,000            9.32%         $10.31      4/2/2011  $5,186,584 $13,142,788
D. Kenneth Coulter(6)...      100,000            1.17%          10.31      4/2/2011     648,323   1,642,849
Gregory G. Schott(6)....      100,000            1.17%          10.31      4/2/2011     648,323   1,642,849
Gregory G. Schott(7)....       20,000            0.23%          29.00      1/7/2011     364,633     923,978
William R. Jamaca(6)....      100,000            1.17%          10.31      4/2/2011     648,323   1,642,849
Carol B. Schrader.......           --              --              --            --          --          --

--------
(1) Options granted in fiscal year 2001 to executive officers were granted under our 1995 Stock Option Plan, have ten-year terms and, except as set forth below, vest over a period of five years at a rate of 20% after one year and 1/60th each month thereafter. Under the 1995 Stock Option Plan, the Board of Directors retains discretion to modify the terms, including the price of outstanding options. We have a right of repurchase as to any unvested shares upon the optionee's termination of employment at the original exercise price of such option. For additional information regarding options, see "Information About Agile Software Corporation-- Employment Contracts and Termination of Employment and Change-in-Control Arrangements" and "Report of the Compensation Committee on Executive Compensation," below.
(2) The Company granted an aggregate of 8,614,963 options during the fiscal year ended April 30, 2001.
(3) All options were granted at fair market value on the date of grant, representing the closing sale price of the Company's common stock as quoted on the Nasdaq National Market on the date of grant.
(4) The options in this table may terminate before their expiration upon the termination of the optionee's status as an employee or consultant or upon the optionee's disability or death.
(5) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the Securities and Exchange Commission's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders' continued employment through the vesting period. The 5% and 10% assumed annual rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the value of an option and there can be no assurance that the potential realizable values shown in this table will be achieved.
(6) These options vest monthly at a rate of 1/36th per month beginning April 30, 2001.
(7) These options vest monthly at a rate of 1/48th per month beginning January 31, 2001.

Option Exercises and Fiscal 2001 Year-End Values

   The following table provides the specified information concerning exercises of options to purchase the Company's common stock in the fiscal year ended April 30, 2001, and unexercised options held as of April 30, 2001, by the persons named in the Summary Compensation Table above. A portion of the shares subject to these options are not yet vested, and thus would be subject to repurchase by the Company at a price equal to the option exercise price, if the corresponding options were exercised before those shares had vested.

   Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values

                                                       Number of
                                                 Securities Underlying     Value of Unexercised
                                                Unexercised Options at     In-the-Money Options
                           Shares                   April 30, 2001          at April 30, 2001(3)
                          Acquired     Value    ------------------------  ----------------------
Name                     on Exercise  Realized  Vested(1)   Unvested(2)   Vested(1)  Unvested(2)
----                     ----------- ---------- ---------   ------------  ---------- -----------
Bryan D. Stolle.........   20,000    $1,033,800     159,526     1,128,574 $2,139,418 $10,742,182
D. Kenneth Coulter......   75,000     4,883,825     116,666       408,334  1,641,491   5,214,009
Gregory G. Schott.......   68,500     3,699,025      15,250       236,250    231,311   2,822,725
William R. Jamaca.......    5,000       258,763      42,666       252,334         --     875,750
Carol B. Schrader.......   17,500       869,384      16,458       136,042    107,009   1,680,616

--------
(1) Represents shares which are immediately exercisable and/or vested. Stock options granted before August 19, 1999 under the 1995 Stock Option Plan are generally immediately exercisable at the date of grant, but shares received upon exercise of unvested options are subject to repurchase by the Company. Options granted after August 19, 1999 may generally only be exercised once vested. The options listed vest at various times from the date hereof through 2006.
(2) Represents shares which are unvested and which remain subject to the Company's right of repurchase and shares which are unexercised.
(3) Market value of underlying securities is based on the closing price of the Company's Common Stock on April 30, 2001 (the last trading day of the 2001 fiscal year), which was $19.07 as reported on the Nasdaq National Market.

   Shares Acquired on Exercise includes all shares underlying the option, or portion of the option, exercised without deducting shares withheld to satisfy tax obligations, sold to pay the exercise price or otherwise disposed of. Value Realized is calculated by multiplying the difference between the market value, deemed to be the closing market price of our common stock on the Nasdaq National Market, and exercise price when exercised, by the number of shares acquired upon exercise. The value of any payment by the Company for the exercise price or related taxes is not included. Value of Unexercised In-the-Money Options at April 30, 2001 is calculated by multiplying the difference between the market value and exercise price at fiscal year end by the number of options held at fiscal year end.

Certain Relationships and Related Transactions

   During fiscal 2001, the Company was not a party to any transaction or series of transactions involving $60,000 or more and in which any director, executive officer or holder of more than 5% of our capital stock had a material interest, except that the Company made stock option grants to its executive officers. See "Executive Officer Compensation--Stock Options Granted in Fiscal 2001."

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors administers the Company's executive compensation program. In this regard, the role of the Compensation Committee, which is comprised entirely of outside, non-employee directors, is to review and approve salaries and other compensation of the executive officers of the Company and to administer the Executive Officer Bonus Plan. The Compensation Committee also reviews and approves various other Company compensation policies and matters, and administers the Company's stock option plans, including the review and approval of stock option grants to the executive officers of the Company. The members of the Compensation Committee during the fiscal year ended April 30, 2001 were Mr. Patterson and Ms. Schoendorf.

General Compensation Philosophy

   The Company's general compensation philosophy is that total compensation should vary with the performance of the Company in attaining financial and non-financial objectives and that any long-term incentive compensation should be closely aligned with the interests of the stockholders. The Company has several performance-based compensation programs in which the majority of Agile's employees are eligible to participate. Most company employees not compensated on a commission basis participate in the Employee Bonus Program. For the executive officers, participation in the Executive Officer Bonus Plan is in lieu of participation in the Executive Bonus Program.

   Total cash compensation for the majority of Agile's employees, including its executive officers, consists of the following components:

  . Base Salary;

  . A cash bonus that is based on certain performance objectives.

   In addition to encouraging stock ownership by granting stock options, the Company further encourages its employees to own Company stock through a tax-qualified employee stock purchase plan, which is generally available to all employees. This plan allows participants to buy Company stock at a discount to the market price with up to 10% of their salary and bonuses (subject to certain limits).

Setting Executive Compensation

   The goals of the Company's executive officer compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align executive officer compensation with the Company's performance and to motivate executive officers to achieve the Company's business objectives. In setting the base salary and individual bonus target amount for executive officers, the Compensation Committee reviews information relating to executive compensation of U.S.-based companies that are considered generally comparable to the Company. While there is no specific formula that is used to set pay in relation to this market data, executive officer base salary and bonus target amount is generally set to be slightly below the average salaries for comparable jobs in the marketplace. However, when the Company's business groups meet or exceed certain predetermined financial and non-financial goals, amounts paid under the Company's performance-based compensation programs may lead to total cash compensation levels that are higher than the average salaries for comparable jobs.

   The Company has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company's chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the Company's stock option plans would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors. The Company expects that the Compensation Committee will generally be comprised of non-employee directors, and that to the extent such Committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year. The Committee does not believe that in general other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

Base Salary

   The Compensation Committee reviews the history of and proposals for the compensation package of each of the Company's executive officers, including base salary and bonus targets and performance-based compensation components. The base salary is then set as a percentage of the base salary and bonus target amounts, after considering the level and amount of responsibility of the individual.

   In accordance with the Company's compensation philosophy that total cash compensation should vary with Company performance, the Compensation Committee establishes base salaries of the Company's executive officers at levels which the Compensation Committee believes are below the average base salaries of executives of companies considered by the Compensation Committee to be comparable to the Company. Instead, a large part of each executive officer's total compensation is dependent on the performance of the Company as measured through its performance-based compensation programs.

Performance-Based Compensation

   Executive Officer Bonus Plan. In May 2000, the Compensation Committee established individual bonus targets ranging from $45,000 to $120,000 for each of the executive officers, based upon an amount equal to such percentage of such officer's base salary as the Compensation Committee shall determine. The Chief Executive Officer may in his discretion reduce a bonus payable to an executive officer, based upon the Chief Executive Officer's evaluation of such executive officer's job performance among other factors. In addition to bonuses paid in connection with corporate performance, the Compensation Committee, in its discretion, may provide a bonus based on individual achievement of individual performance goals, established at the beginning of the year. In fiscal 2001, the corporate performance goals were attained and accordingly bonuses were awarded to executive officers.

   Stock Options. The Company strongly believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with those of the stockholders, and therefore makes periodic grants of stock options under the 1995 Stock Option Plan. The size of an option grant to an executive officer has generally been determined with reference to similarly sized high technology companies in the Company's geographical area, the responsibilities and expected future contributions of the executive officer, previous grants to that officer, as well as recruitment and retention considerations. In fiscal 2001, the Compensation Committee approved stock option grants to certain of the executive officers consistent with these criteria. See "Option Grants in Last Fiscal Year."

   Chief Executive Compensation. Mr. Stolle's compensation as President and Chief Executive Officer for the fiscal year ended April 30, 2001 was established by the Compensation Committee in May 2000. Mr. Stolle's base salary for the year ended April 30, 2001 was $180,000. Mr. Stolle received options to purchase 800,000 shares of common stock with an exercise price of $10.31 per share, and a $150,000 bonus for the year ended April 30, 2001. Under the terms of the options granted to Mr. Stolle, if Mr. Stolle is terminated without cause during the eighteen months following a change of control, then vesting of all of his options to purchase the Company's common stock held by Mr. Stolle will accelerate by 18 months.

                                          COMPENSATION COMMITTEE

                                          James Patterson
                                          Nancy Schoendorf

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. PricewaterhouseCoopers LLP is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

   As of June 14, 2001, the Audit Committee consists of three directors each of whom, in the judgment of the Board, is an "independent director" as defined in the listing standards for The Nasdaq Stock Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of this charter is attached to this Proxy Statement as Appendix A. During the last fiscal year, the Audit Committee, consisting of two members, held four meetings.

   The Audit Committee has discussed and reviewed with the auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has met with
PricewaterhouseCoopers LLP, with and without management present, to discuss the overall scope of PricewaterhouseCoopers LLP's audit, the results of its examinations, its evaluations of the Company's internal controls and the overall quality of its financial reporting.

   The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence.

   Based on the review and discussions referred to above, the committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2001.

                                          AUDIT COMMITTEE

                                          Klaus-Dieter Laidig
                                          Nancy J. Schoendorf
                                          James L. Patterson

                        COMPARISON OF STOCKHOLDER RETURN

   Set forth below is a line graph comparing the cumulative total stockholder return on Agile Software Corporation Common Stock against the cumulative total return of the Nasdaq Stock Market (U.S) Index and the Nasdaq Computer & Data Processing Index between August 20, 1999 (the date the Company's Common Stock commenced trading) and April 30, 2001. The graph and table assume that $100 was invested on August 20, 1999 in each of Agile Common Stock, Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer & Data Processing Index. No cash dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

  Comparison of Cumulative Total Return From August 20, 1999 through April 30,
                                     2001;
   Agile Software Corporation, Nasdaq Stock Market (U.S) Index and the Nasdaq
                        Computer & Data Processing Index



[GRAPH APPEARS HERE]

                          8/20/99 10/29/99 1/28/00 4/28/00 7/31/00 10/31/00 1/31/01 4/30/01
                          ------- -------- ------- ------- ------- -------- ------- -------
Agile Software
 Corporation                100   245.768  369.906 185.893 277.429 378.056  247.022 95.649
NASDAQ Stock Market-U.S.    100   112.044  147.618 144.941 141.613 126.474  103.449 79.149
NASDAQ Computer and Data
 Processing                 100   119.986  168.657 143.536 136.795 129.007  100.597 78.115

OTHER MATTERS

   Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, among others, to file with the Securities and Exchange Commission an initial report of ownership of the Company's stock and reports of changes in ownership . Persons subject to Section 16 are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Under SEC rules, certain forms of indirect ownership and ownership of Company stock by certain family members is covered by these reporting rules. As a matter of practice, the Company's administrative staff assists the Company's executive officers and directors in preparing initial reports of ownership and reports of changes in ownership and in filing these reports on their behalf.

   Based solely on a review of the copies of such forms furnished to the Company, and on written representations from certain reporting persons, the Company believes that during fiscal 2001, all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with, except that Mr. Hartzband and Mr. Sharma (a previous executive officer), each filed one late Form 3.

   Financial Statements. The Company's financial statements for the year ended April 30, 2001 are included in the Company's 2001 Annual Report to Stockholders. Copies of the annual report are being sent to the Company's stockholders concurrently with the mailing of this proxy statement. Stockholders directly registered by name on the books of EquiServe, or holding shares in nominee name through certain brokers and banks, have been offered the opportunity to obtain this proxy statement and the annual report by accessing it in electronic form on the Company's Web site instead of receiving paper copies. If you have not received or had access to the annual report, please notify the Company's Investor Relations at One Almaden Boulevard, San Jose, California, 95113 and a copy will be sent to you. The Company's annual report and this proxy statement are available on Agile's Investor Relations Web site (www.agilesoft.com).

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

   The Company has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. This provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. A stockholder proposal to be timely must be received at the Company's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

   Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must be received by the Company at its offices at One Almaden Boulevard, San Jose, California 95113, no later than April 22, 2002, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

VOTING VIA THE INTERNET OR BY TELEPHONE


                                          If you hold your shares in an
 If you hold your shares directly         account with a broker or a bank that
 registered in your name with             participates in the ADP Investor
 EquiServe:                               Communication Service program:

 To vote by phone 1-877-PRX-VOTE, (1-     To vote by phone: your voting form
 877-779-8683) To vote via the            from your broker or bank will show
 Internet:                                the telephone number to call. To
 http://www.eproxyvote.com/agil           vote via the Internet:
                                          http://www.eproxyvote.com/agil


   For Shares Directly Registered in the Name of the Stockholder. Stockholders with shares registered directly in their name with EquiServe may vote those shares telephonically by calling EquiServe at 1-877-PRX-VOTE, (1-877-779-8683) or via the Internet at. http://www.eproxyvote.com/agil.

   For Shares Registered in the Name of a Broker or a Bank. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by EquiServe for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services' voting: http://www.eproxyvote.com/agil.

   General Information for All Shares Voted Via the Internet or By Telephone. Votes submitted via the Internet or by telephone must be received by 12:00 midnight Eastern Time on September 25, 2001. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting.

   The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Counsel has advised the Company that the Internet voting procedures that have been made available through EquiServe are consistent with the requirements of applicable law. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

TRANSACTION OF OTHER BUSINESS

   At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2001 annual meeting of stockholders of Agile Software Corporation, other than as described in this Proxy Statement. If other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

                                          By Order of the Board of Directors

                                          /s/ Thomas P. Shanahan
                                          Thomas P. Shanahan
                                          Secretary

San Jose, California
Dated: August 20, 2001

                                                                      APPENDIX A

                           AGILE SOFTWARE CORPORATION

                     CHARTER OF THE AUDIT COMMITTEE OF THE

                               BOARD OF DIRECTORS

Purpose:

   The purpose of the Audit Committee of the Board of Directors of Agile Software Corporation and its subsidiaries (the "Corporation") shall be to make such examinations as are necessary to monitor the Corporation's system of internal controls, to provide the Corporation's Board of Directors with the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate to the Board of Directors independent auditors to audit the Corporation's financial statements and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Director's attention.

   In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

Membership:

   The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. As of the date this charter is adopted and until June 13, 2001, the Committee shall consist of at least two members of the Board of Directors. As of June 14, 2001, the Committee shall consist of three or more members of the Board of Directors, with the exact number being determined by the Board, meeting the following criteria:

  1. Each member will be an independent director, as defined in NASDAQ Rule
     4200;

  2. Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

  3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

   Notwithstanding the foregoing, one director who is not an independent director may serve on the Audit Committee if the required determination and other requirements of NASD Rule 4310 (c) (26) (B) are complied with.

Responsibilities:

     The responsibilities of the Audit Committee shall include:

  1. Reviewing on a continuing basis the adequacy of the Corporation's system of internal controls.

  2. Reviewing the independent auditors' proposed audit scope and approach;

  3. Reviewing and managing the external audit and the Corporation's relationship with its external auditors by (i) selecting, and evaluating the performance of the independent auditors; (ii) reviewing the independent auditors' fee arrangements, proposed audit scope and approach; (iii) obtaining a formal written statement from the independent auditors regarding relationships and services with the Corporation which may impact independence and presenting this statement to the board, and to the extent there are relationships, monitoring and investigating them; (iv) reviewing the independent auditors' peer review conducted every three years; and (v) discussing with the Corporation's independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented;

  4. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

  5. Reviewing and recommending to the Board of Directors for inclusion in the Corporation's annual report on Form 10-K, the audited financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations;

  6. Ensuring that the Corporation's independent auditors review the Corporation's interim financial statements included in quarterly reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

  7. Reviewing the unaudited quarterly operating results in the Corporation's quarterly earnings release;

  8. Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of auditor's services and audit committee members and activities;

  9. Reviewing management's monitoring of compliance with the Corporation's standards of business conduct and with the Foreign Corrupt Practices Act;

  10. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Corporation's financial statements;

  11. Providing oversight and review of the Corporation's asset management policies, including an annual review of the Corporation's investment policies and performance for cash and short-term investments;

  12. Reviewing the Corporation's compliance with employee benefit plans;

  13. Overseeing and reviewing the Corporation's policies regarding information technology and management information systems;

  14. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

  15. Reviewing related party transactions for potential conflicts of interest;

  16. Reviewing its own structure, processes and membership requirements;

  17. Providing a report in the Corporation's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e) (3) of Schedule 14A; and

  18. Performing other oversight functions as requested by the full Board of Directors.

   In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it.

Meetings:

   The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

   The Chief Executive Officer, Chief Financial Officer, and the independent auditors shall be invited to attend all meetings. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Corporation at least annually to review the financial affairs of the Corporation. The Audit Committee will meet with the independent auditors of the Corporation, at such times as it deems appropriate, to review the independent auditors' examination and management report.

Minutes:

   The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Reports:

   The Audit Committee will summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Committee's charter.

                                                                      APPENDIX B
                           AGILE SOFTWARE CORPORATION

                             1995 STOCK OPTION PLAN

                       (As Amended through July 31, 2001)

                                  ARTICLE ONE

                               General Provisions

I. PURPOSE OF THE PLAN

   This 1995 Stock Option Plan is intended to promote the interests of Agile Software Corporation, a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

   Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II. ADMINISTRATION OF THE PLAN

   A. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to a Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

   B. Any officer of the Corporation shall have the authority to act on behalf of the Corporation with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Corporation herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

   C. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Plan Administrator shall have the full and final power and authority, in its discretion to:

      1. establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding option or stock issuance as it may deem necessary or advisable;

      2. determine which eligible persons are to receive option grants and stock issuances under the Plan, the time or times when such option grants or stock issuances are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to each option or stock issuance, the maximum term for which the option is to remain outstanding;

      3. amend, modify, extend, cancel, or renew, any option or stock issuance or to waive any restrictions or conditions applicable to any option or shares acquired pursuant to a stock issuance or upon the exercise of an option;

      4. amend the exercisability of any option or the vesting of any shares acquired upon the exercise of any option or pursuant to any stock issuance, including with respect to the period following an Optionee's termination of Service with the Corporation;

      5.  delegate to any proper officer of the Corporation the authority to
  (a) grant one or more options or stock issuances, without further approval of the Board, to any person eligible pursuant to Section II below, other than a person who, at the time of such grant, is an Insider; provided, however, that (i) such options and stock issuances shall not be granted to any one person within any fiscal year of the Corporation in excess of such limits as may be specified by the Plan Administrator, (ii) the exercise price per share of each option shall be equal to the Fair Market Value per share of the Common Stock on the effective date of grant (or, if the Common Stock has not traded on such date, on the last day preceding the effective date of grant on which the Common Stock was traded), and (iii) each option or stock issuance shall be subject to the terms and conditions of the appropriate standard form of option agreement or Issuance Agreement approved by the Board and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Board and (b) extend the post-termination exercise period of an option other than an option held by a person who is an Insider at the time of such amendment; and

      6. correct any defect, supply any omission or reconcile any inconsistency in the Plan, any option agreement, or any stock issuance agreement and to make all other determinations and take such other actions with respect to the Plan or any option or stock issuance as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

   Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option, stock issuance, or shares issued thereunder.

   D. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Corporation is registered pursuant to
Section 12 of the 1934 Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3 of the 1934 Act.

   E. If the Corporation (or Parent or Subsidiary corporation) is a "publicly held corporation" within the meaning of Section 162(m) of the Code, the Board may establish a Committee of "outside directors" within the meaning of Section 162(m) of the Code to approve the grant of any option or stock issuance which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

   F. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Corporation (or Parent or Subsidiary corporation), members of the Board and any officers or employees of the Corporation (or Parent or Subsidiary corporation) to whom authority to act for the Board or the Corporation is delegated shall be indemnified by the Corporation against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Corporation, in writing, the opportunity at its own expense to handle and defend the same.

III. ELIGIBILITY

   A. Employees, Consultants and non-employee Directors are eligible to receive option grants pursuant to the option Grant Program and/or stock issuances under the Stock Issuance Program.

   B. For purposes of the foregoing sentence, Employees, Consultants, and non-employee Directors shall include prospective Employees, prospective Consultants and prospective non-employee Directors to whom options and/or stock issuances are granted in connection with written offers of employment or other service relationship with the Corporation or any Parent or Subsidiary corporation. Eligible persons may be granted more than one (1) option and/or stock issuance.

   C. Subject to adjustment as provided below, at any such time as the Corporation (or Parent or Subsidiary corporation) is a "publically held corporation" within the meaning of Section 162(m) of the Code, no employee shall be granted one or more options or stock issuances within a fiscal year of the Corporation which in the aggregate are for the purchase of more than 2,500,000 shares of Common Stock (the "Section 162(m) Grant Limit"). An option or stock issuance which is canceled in the same fiscal year of the Corporation in which it was granted shall continue to be counted against Section 162(m) Grant Limit for such period.

IV. STOCK SUBJECT TO THE PLAN

   A. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 15,750,000 shares, cumulatively increased on the first day of each fiscal year of the Corporation which begins on or after May 1, 2001 by an amount equal to the lesser of (a) one million (1,000,000) shares, (b) five percent (5%) of the number of shares of Common Stock issued and outstanding on the last day of the immediately preceding fiscal year, or
(c) a lesser amount of shares determined by the Board, and shall consist of authorized but unissued or reacquired shares of Common Stock, or any combination thereof. If an outstanding option for any reason expires or is terminated or canceled or if shares of stock are acquired upon the exercise of an option or pursuant to a stock issuance are subject to repurchase by the Corporation and are repurchased by the Corporation, the shares of stock allocable to the unexercised portion of such option or such repurchased shares of stock shall again be available for issuance under the Plan.

   B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, including the Section 162(m) Grant Limit, (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option, and (iii) the number and/or class of securities acquired pursuant to each stock issuance that are subject to vesting and/or a repurchase right of the Corporation, in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation's preferred stock into shares of Common Stock.

                                  ARTICLE TWO

                              Option Grant Program

I. OPTION TERMS

   Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, comply with the terms of the Plan applicable to Incentive Options.

   A. Exercise Price.

      1. The exercise price per share shall be determined by the Plan Administrator.

      2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the documents evidencing the option, be made:

        a. in cash, cash equivalent, or check made payable to the Corporation;

       b. in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date;

       c. to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale;

       d. provided that the person to whom the Option is granted is an Employee and in the Corporation's sole discretion at the time the Option is exercised, by delivery of a promissory note in a form approved by the Corporation for the aggregate exercise price, provided that, (1) any promissory note used to pay the exercise price shall be subject to the provisions of paragraph A.3 below, and (2) if the Corporation is incorporated in the State of Delaware, the portion of the aggregate exercise price not less than the par value of the shares being acquired shall be paid in cash;

       e. by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law; or

       f. by any combination thereof.

   The Board may at any time or from time to time, grant options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

      3. No promissory note shall be permitted if the exercise of an option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the option is granted. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an option with the shares of stock acquired upon the exercise of the option or with other collateral acceptable to the Corporation. Unless otherwise provided by the Board, if the Corporation at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Corporation's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

   B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option grant; provided, however, that no option granted to a prospective Employee, prospective Consultant, prospective non-employee Director may become exercisable prior to the date on which such person commences services with the Corporation (or any Parent or Subsidiary corporation).

   C. Effect of Termination of Service. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death except as otherwise set forth in the Stock Option Agreement:

      1. Should the Optionee cease to remain in Service for any reason other than Disability, death or Misconduct, then the Optionee shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

      2. Should such Service terminate by reason of Disability, then the Optionee shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

      3. Should the Optionee die while holding one or more outstanding options, then the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution shall have a period of twelve (12) months following the date of the Optionee's death during which to exercise each such option.

      4. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth above is prevented by the provisions of Section V of Article Four below, the option shall remain exercisable until three (3) months after the date the Optionee is notified by the Corporation that the option is exercisable, but in any event no later than the specified expiration of the option term.

      5. Notwithstanding the foregoing, if a sale within the applicable time periods set forth above of shares acquired upon the exercise of the option would subject the Optionee to suit under Section 16(b) of the 1934 Act, the option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's termination of Service, or (iii) the specified expiration of the option term.

      6. Under no circumstances, however, shall any option be exercisable after the specified expiration of the option term.

      7. During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent it is not exercisable for vested shares on the date of such cessation of Service.

      8. Should Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to remain outstanding.

   D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

   E. Transferability of Options. During the lifetime of the Optionee, an option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the option agreement evidencing such option, a Non-Statutory Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

   F. Withholding. The Corporation's obligation to deliver shares of Common Stock upon the exercise of any options granted under the Plan shall be subject to the satisfaction of all applicable federal, state, local, and foreign income and employment tax withholding requirements.

II. INCENTIVE OPTIONS

   The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of the Plan shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options shall not be subject to the terms specified in this Section II.

   A. Eligibility. Incentive Options may only be granted to Employees. Any person who is not an Employee on the effective date of the grant of an option to such person may be granted only a Non-statutory Option. An Incentive Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences service as an Employee with the Corporation or Parent or Subsidiary corporation, with an exercise price determined as of such date.

   B. Exercise Price. The exercise price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

      1. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

      2. If the person to whom the option is granted is a Ten Percent Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date.

   C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary corporation) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

   D. Term of Incentive Options. No Incentive Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Incentive Option and no Incentive Option granted to a Ten Percent Stockholder shall be exercisable after the expiration of five (5) years after the effective date of grant of such option.

                                 ARTICLE THREE

                             Stock Issuance Program

I. TERMS AND CONDITIONS OF STOCK ISSUANCES

   Shares of Common Stock shall be issued under the Stock Issuance Program through direct and immediate purchases without any intervening stock options grants. The issued shares shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") that complies with the terms and conditions of this Article Three.

   A. Consideration.

   Shares of Common Stock shall be issued under the Plan for one or more of the following items of consideration, which the Plan Administrator may deem appropriate in each individual instance:

      1. cash or cash equivalents (such as a personal check or bank draft) paid to the Corporation;

      2. Common Stock of the Corporation valued at Fair Market Value on the date of issuance;

      3. a promissory note payable to the Corporation's order in one or more installments, which may be subject to cancellation in whole or in part upon terms and conditions established by the Plan Administrator;

      4. past services rendered to the Corporation or any parent or subsidiary corporation; or

      5.  any combination of the above approved by the Plan Administrator.

   Shares may, in the absolute discretion of the Plan Administrator, be issued for consideration with a value less than one-hundred percent (100%) of the Fair Market Value of such shares, but in no event less than eighty-five percent (85%) of such Fair Market Value.

   B. Vesting Provisions.

      1. Shares of Common Stock issued under this Article Three may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service. The effect which death, disability or other event designated by the Plan Administrator is to have upon the vesting schedule shall be determined by the Plan Administrator and incorporated into the Issuance Agreement executed by the Corporation and the Participant at the time such unvested shares are issued.

      2. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under this Article Three, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, reclassification of Common Stock or other similar change in the Corporation's capital structure or by reason of any Corporate Transaction shall be issued, subject to (i) the same vesting requirements applicable to his or her unvested shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

      3. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock under this Article Three, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. The Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the principal balance of any outstanding purchase-money note of the Participant to the extent attributable to such surrendered shares. The surrendered shares may, at the Plan Administrator's discretion, be retained by the Corporation as treasury shares or may be retired to authorized but unissued share status.

      4. The Plan Administrator may in its discretion elect to waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which should otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such wavier may be effected at any time, whether before or after the Participant's cessation of Service.

II. TRANSFER RESTRICTIONS/SHARE ESCROW

   A. Certificates evidencing unvested shares issued pursuant to this Article Three may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be held directly to the Participant with restrictive legends indicating that the shares are unvested. To the extent an escrow arrangement is utilized, the unvested shares and any securities or other assets issued with respect to such shares (other than regular cash dividends) shall be delivered in escrow to the Corporation to be held until the Participant's interest in such shares (or other securities or assets) vests. Alternatively, if the unvested shares are issued directly to the Participant, the restrictive legend on the certificates for such shares shall read substantially as follows:

   "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE ACCORDINGLY SUBJECT TO (I) CERTAIN TRANSFER RESTRICTIONS AND TO (II) CANCELLATION OR OTHER REPURCHASE IN THE EVENT THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR

IN INTEREST) CEASES TO REMAIN IN THE CORPORATION'S SERVICE. SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH CANCELLATION OR REPURCHASE ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE
REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) DATED                ,
19  , A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

   B. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under this Article Three. For purposes of this restriction, the term ("transfer") shall include (without limitation) any sale, pledge, assignment, encumbrance, gift, or other disposition of such shares, whether voluntary or involuntary, other than an Ownership Change Event. Upon any such attempted transfer, the unvested shares shall immediately be cancelled, and neither the Participant nor the proposed transferee shall have any rights with respect to those shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Plan to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the donee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Plan and the Issuance Agreement applicable to the gifted shares.

                                  ARTICLE FOUR

                                 Miscellaneous

I. CORPORATE TRANSACTIONS

   A. The shares subject to each option outstanding under the Plan at the time of a Corporate Transaction shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, the shares subject to an outstanding option shall not vest on such an accelerated basis if and to the extent: (i) such option is assumed by the successor corporation (or parent thereof) in the Corporate Transaction and the Corporation's repurchase rights with respect to the unvested option shares are concurrently assigned to such successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

   B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent:
(i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

   C. The Corporation shall use its best efforts to provide at least twenty
(20) days prior written notice of the occurrence of any Corporate Transaction in which the options or repurchase rights under the Plan are not to be assumed by or assigned to the successor corporation and such options or repurchase rights vest or terminate on an accelerated basis.

   D. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

   E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

   F. The Plan Administrator shall have the discretion, exercisable either at the time the option or stock issuance is granted or at any time while the option remains outstanding or shares acquired pursuant to a stock issuance are unvested, to provide for the automatic acceleration (in whole or in part) of one or more outstanding options and the immediate termination of the Corporation's repurchase rights with respect to the shares subject to those options or any stock issuance upon the occurrence of a Corporate Transaction, whether or not those options or repurchase rights are to be assumed or assigned in the Corporate Transaction.

   G. The Plan Administrator shall also have full power and authority, exercisable either at the time the option or stock issuance is granted or at any time while the option remains outstanding or shares acquired pursuant to a stock issuance are unvested, to structure such option or stock issuance so that the shares subject to that option or stock issuance will automatically vest on an accelerated basis should the Optionee's or Participant's Service terminate by reason of an Involuntary Termination, as defined in the agreement evidencing the option or stock issuance, within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which the option or is assumed and the repurchase rights applicable to the unvested option shares or stock issuance shares do not otherwise terminate. Any option so accelerated shall remain exercisable for the fully-vested option shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee or Participant at the time of such Involuntary Termination shall immediately terminate on an accelerated basis, and the shares subject to those terminated rights shall accordingly vest at that time.

   H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under federal tax laws.

   I. The grant of options or stock issuances under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

II. EFFECTIVE DATE AND TERM OF THE PLAN

   A. The Plan became effective when adopted by the Board on May 8, 1995.

   B. The Plan shall terminate upon the earliest of: (i) the date on which all shares available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing options or stock issuances granted under the Plan have lapsed, or
(ii) its termination by the Board; provided, however, that, all Incentive Options shall be granted, if at all, on or before May 7, 2005.

III. AMENDMENT OF THE PLAN

   A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Corporation's stockholders, there shall be (i) no increase in the maximum aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of the provisions of Section IV(C) of Article One),
(ii) no change in the class of persons eligible to receive Incentive Options, and (iii) no other amendment of the Plan that would require approval of the Corporation's stockholders under any applicable law, regulation or rule. No amendment or modification of the Plan shall affect any then outstanding option or unvested shares acquired pursuant to a stock issuance unless expressly provided by the Board. In any event, no amendment or modification of the Plan may adversely affect any then outstanding option or unvested shares acquired pursuant to a stock issuance without the consent of the Optionee or Participant, unless such amendment or modification is required to enable an option designated as an Incentive Option to qualify as an Incentive Option or is necessary to comply with any applicable law, regulation or rule.

IV. USE OF PROCEEDS

   Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

V. REGULATORY APPROVALS

   The implementation of the Plan, the granting of any option hereunder and the issuance of any shares of Common Stock upon the exercise of any option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

VI. NO EMPLOYMENT OR SERVICE RIGHTS

   Nothing in the Plan shall confer upon the Optionee or Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary corporation employing or retaining the Optionee or Participant) or of the Optionee or Participant, which rights are hereby expressly reserved by each, to terminate the Optionee's or Participant's Service at any time for any reason, with or without cause.

VII. FINANCIAL REPORTS

   Each Optionee shall be given access to information concerning the Corporation equivalent to that information generally made available to the Corporation's common stockholders.

                                    APPENDIX

   The following definitions shall be in effect under the Plan:

   A. Board shall mean the Corporation's Board of Directors.

   B. Code shall mean the Internal Revenue Code of 1986, as amended.

   C. Committee shall mean a committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

   D. Common Stock shall mean the Corporation's common stock.

   E. Consultant shall mean a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Corporation or any Parent or Subsidiary corporation, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Corporation from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Corporation is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

   F. Corporate Transaction shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a "Transaction") wherein the stockholders of the Corporation immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Corporation's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Corporation or the corporation or corporations to which the assets of the Corporation were transferred (the "Transferee Corporation(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Corporation or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Corporation or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

   G. Corporation shall mean Agile Software Corporation, a Delaware corporation, and any successor corporation thereto.

   H. Director shall means a member of the Board or of the board of directors of any other Parent or Subsidiary corporation.

   I. Disability shall mean the permanent and total disability on the Optionee or Participant within the meaning of Section 22(e)(3) of the Code.

   J. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary corporation), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

   K. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

   L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

      (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

       (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        (iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

   M. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

   N. Insider shall mean an officer or Director of the Corporation or any other person whose transactions in Common Stock are subject to Section 16 of the 1934 Act.

   O. Involuntary Termination shall mean the termination of the Service of any individual as defined in the agreement evidencing the option or stock issuance.

   P. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary corporation), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary corporation) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary corporation) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary corporation).

   Q. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

   R. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

   S. Ownership Change Event shall be deemed to have occurred if any of the following occurs with respect to the Corporation: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Corporation of more than fifty percent (50%) of the voting stock of the Corporation; (ii) a merger or consolidation in which the Corporation is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Corporation; or (iv) a liquidation or dissolution of the Corporation.

   T. Optionee shall mean any person to whom an option is granted pursuant to the Option Grant Program under the Plan.

   U. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   V. Participant shall mean any person to whom a stock issuance or stock bonus is granted pursuant to the Stock Issuance Program under the Plan.

   W. Plan shall mean the Corporation's 1995 Stock Option Plan, as set forth in this document.

   X. Plan Administrator shall mean either the Board or the Committee, to the extent the Committee is at the time responsible for the administration of the Plan.

   Y. Securities Act shall mean the Securities Act of 1933, as amended.

   Z. Service shall mean an Optionee's or Participant's employment or service with the Corporation or Parent or Subsidiary corporation, whether in the capacity of an Employee, a Director or a Consultant. Unless otherwise determined by the Board, an Optionee's or Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee or Participant renders Service to the Corporation or Parent or Subsidiary corporation or a change in the Corporation or Parent or Subsidiary corporation for which the Optionee or Participant renders such Service, provided that there is no interruption or termination of the Optionee's or Participant's Service. Furthermore, an Optionee's or Participant's Service with the Corporation or Parent or Subsidiary corporation shall not be deemed to have terminated if the Optionee or Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Corporation; provided, however, that if any such leave exceeds ninety (90) days, on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Option held by the Optionee shall cease to be treated as an Incentive Option and instead shall be treated thereafter as a Non-Statutory Option unless the Optionee's right to return to Service with the Corporation or Parent or Subsidiary corporation is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Corporation or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Optionee's option agreement or Participant's stock issuance agreement. An Optionee's or Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee or Participant performs Service ceasing to be a Parent or Subsidiary. Subject to the foregoing, the Corporation, in its discretion, shall determine whether an Optionee's or Participant's Service has terminated and the effective date of such termination.

    AA. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

    BB. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    CC. Ten Percent Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary corporation).

                                     PROXY
                           AGILE SOFTWARE CORPORATION
                 PROXY FOR 2001 ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes Bryan D. Stolle and Thomas P. Shanahan as Proxies, with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock of Agile Software Corporation that the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders of Agile Software Corporation to be held at the Hotel De Anza, 233 West Santa Clara Street, San Jose, California, at 10:00 a.m. on September 26, 2001, or at any postponement or adjournment thereof, with respect to the matters set forth on the reverse side for the proposals listed below and as more particularly described in Agile's proxy statement, receipt of which is hereby acknowledged and in their discretion upon such other matters as may properly come before the meeting.

The proxy will be voted in accordance with specifications made on the reverse side.

IF YOU DO NOT INDICATE HOW YOU WISH THIS PROXY TO BE VOTED, THE PROXYHOLDERS WILL VOTE "FOR" MANAGEMENT'S NOMINEE FOR DIRECTOR, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, "FOR" PROPOSAL 4 AND IN THEIR DISCRETION ON SUCH OTHER MATTERS AS ARE PROPERLY BROUGHT BEFORE THE MEETING.


  SEE REVERSE                               CONTINUED AND TO BE SIGNED ON REVERSE SIDE                                 SEE REVERSE
    SIDE                                                                                                                   SIDE
____________________________________________________________________________________________________________________________________

[x] Please mark                                                                       FOR       AGAINST     ABSTAIN
    Votes as is                                                                       [ ]         [ ]         [ ]
    this example

    A vote FOR the following proposals is recommended                         3. To approve an amendment to the Company's
    by the Board of Directors:                                                   Certificate of Incorporation to increase the
                                                                                 number of authorized shares of Common Stock
                                                                                 from 100,000,000 to 200,000,000 and to approve
    1. Election of Directors listed below.                                       the grant limit of 2,500,000 shares per employee
                                                                                 per fiscal year.
    Nominee:  (01) Klaus Dieter Laidig
                                                                                 FOR       AGAINST     ABSTAIN
              FOR      WITHHELD                                                  [ ]         [ ]         [ ]
              [ ]        [ ]
                                                                              4. Ratification of PricewaterhouseCoopers LLP
              (02) Nancy Schoendorf                                              as independent auditors.

              FOR      WITHHELD                                                  FOR       AGAINST     ABSTAIN
              [ ]        [ ]                                                     [ ]         [ ]         [ ]

    [ ]                                                                                                                [ ]
    --------------------------------------------------                           MARK HERE IF YOU PLAN TO ATTEND THE MEETING
    For all nominees except as noted above
                                                                                                                       [ ]
    2.  To approve an increase in the maximum aggregate                          MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
        number of shares of common stock authorized for
        issuance under the Company's 1995 Stock Option
        Plan by 4,000,000 shares.


Please sign exactly as your name(s) appear(s) hereon. All holders must sign. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. PLEASE DATE THE PROXY. Even if you are planning to attend the meeting in person, you are urged to sign and mail the proxy in the return envelope so that your stock may be represented at the meeting.


   Signature:___________  Date:_________  Signature:____________  Date:_________


                                       3